UNITED STATES PATENT AND TRADEMARK OFFICE

______________

BEFORE THE PATENT TRIAL AND APPEAL BOARD

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Restem, LLC

Petitioner

v.

Jadi Cell, LLC

Patent Owner.

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Patent 9,803,176

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Case IPR 2021-01535

# DECLARATION OF DR. AMIT PATEL (INVENTOR) IN SUPPORT OF PATENT OWNER'S PRELIMINARY RESPONSE

1. I am over 21 years of age and otherwise competent to make this declaration. I make this declaration based upon facts and matters within my own knowledge and on information provided to me by others.

2. I am the named inventor of the U.S. Patent No. 9,803,176 ("the '176 Patent"), entitled "METHODS AND COMPOSITIONS FOR THE CLINICAL DERIVATION OF AN ALLOGENIC CELL AND THERAPEUTIC USES."

## EXPERIENCE RELATING TO CELL THERAPY TISSUE ENGINEERING AND IMMUNOMODULATION

3. I have over 28 years of experience in regenerative medicine and cell therapy tissue engineering. *See* Dr. Patel CV, a true and correct copy of which is attached hereto as Exhibit 2010.

4. In 1994, I received my Master's of Science in Immunophysiology, specializing in mono-nuclear cells and in particular how they affect the heart.

5. I received my M.D. in 1998 from Case Western Reserve University.

6. I had an internship and performed my residency in surgery at Baylor University Medical Center from 1998 to 2003.

7. I completed a fellowship in cardiothoracic surgery at the University of Pittsburgh, from 2003 to 2005. After completing my fellowship, I remained at the University of Pittsburgh Medical Center and served as the Director for its Center for Cardiac Cell Therapy, and as Assistant Professor of Surgery, from 2004 to 2008.

8. I also served as the Director of Cardiovascular Regenerative Medicine at the University of Utah School of Medicine, from 2008 to 2017, and became a Tenured Professor of Surgery.

9. Since 2017, I was the Chief of Cardiothoracic Surgery, Director of Bioinnovation, and Professor of Surgery, at the University of Miami. My clinical focus includes advanced heart surgery for coronary disease, valve repair and replacement, heart failure, thoracic aortic surgery, and endo-grafts along with minimally invasive thoracic oncology.

10. I have been a member and the previous Chair of the Cardiovascular Committee for the International Society of Cell Therapy. I am also the Section Editor for Journal Cell Transplantation. I have been also been on study sections for the National Institutes of Health and American Heart Association.

11. I specialize in biological and minimally invasive therapies for Lung and Heart Disease, and have developed exosome, genetic and matrix therapies for lung and heart diseases along with devices.

12. I also have treated, and treat on a daily basis, COVID patients in critical condition. Specifically, my professional responsibilities include treating and caring for patients whose condition requires intubation and extracorporeal membrane oxygenation (ECMO) through the use of an artificial lung machine.

## MY MOTIVATION TO CREATE THE CELLS CLAIMED BY THE '176 PATENT

13. In or about 2008, my older child was diagnosed with an autoimmune disorder.

14. Concerned about my son's syndrome, I considered how to use my knowledge of stem cells to sooth or calm down his immune system. As his immune system was hyperactive, one of my goals was to prevent his immune system from rejecting stem cells. Relatedly, I set out to develop cells with no animal products or antibiotics, which could further agitate his immune system. At that time, to my knowledge, it was unheard of to culture cells without serum, animal components or antibiotics. I also sought a solution that would not suppress the immune system as happens with steroids.

15. After several years of research and development on this subject, I filed the patent application that matured into the '176 Patent.

## MY RULE 132 DECLARATION SUBMITTED DURING PATENT PROSECUTION

16. During prosecution of the application for the '176 Patent, I submitted a declaration differentiating the cells claimed by the '176 Patent from UC cells created using conventional isolation techniques. *See* June 21, 2017 Rule 132 Declaration from Dr. Patel ("2017 Declaration") a true and correct copy of which is attached hereto as Exhibit 2011. I provide this declaration, in part, in response

to Restem's claim in the above-captioned petition that the conclusions I "[drew] from the data on 'control cells' and 'claimed cells' is completely unfounded," Petition, p. 12, *and* Olson Dec. ¶¶62–65.

17. By way of background, the claimed cells (those that are claimed in the '176 Patent) were derived from the subepithelial layer of UC tissue with "blood, Wharton's Jelly, and other material associated with the subepithelial layer" removed, and otherwise cultured and created as described in the '176 Patent. *Id.* ¶ 6. In contrast, the control cells were derived from umbilical cord samples and created using conventional techniques, including wherein "[t]he tissues were dissected, minced, and digested with collagenase[.]" *Id.* ¶ 5.

18. As explained in my 2017 Declaration, the results of the experiment—which results I stand by—showed that "the claimed cells [had] a distinct gene expression profile . . . [and] a distinct cellular function as compared to the control cells." *Id.* ¶ 8. For example, gene expression of the control cells included IL-6, ICAM1 and HGF, which is not found in the claimed cells, is common to established umbilical cord cell from previously published groups. *Id.* at FIG. 1; *see also* FIG. 1 enlarged heat map, a true and correct copy of which is attached hereto as Exhibit 2012.

19. Dr. Olson's criticism of these results seems to hinge on conjecture and the mistaken proposition that a heterogeneous population of cultured cells from different tissues somehow satisfies claim 1's process steps. *See* Olson Dec. ¶ 5.

20. Specifically, Dr. Olson believes that the "the 'control cells' may well have comprised cells identical to the claimed cells, but presence of those identical cells would have been completely obscured by endothelial cells, fibroblasts, smooth muscle cells, lymphocytes, and other somatic non-MSC contaminants." Olson Dec. para 65 (emphasis removed).

21. Based on how the control cells were prepared, there likely could not have been any cells identical to the claimed cells. Certainly none were detected.

22. In contrast to the control cells, the '176 Patent describes removing umbilical cord material to expose the subepithelial layer such that the subepithelial layer can be placed in direct contact with a growth substrate. *See* '176 Patent Specification, 8:39–54. I followed this protocol when creating the claimed cells.

23. Dr. Olson also claims that as part of the experimental procedure, the control cells were left unexpanded, while the claimed cells were expanded. *Id.*

24. Contrary to Dr. Olson's conjecture, both the control cells and the claimed cells were expanded and then compared. Culturing both control cells and claimed cells is normal experimental procedure for comparing gene expression

arrays, as was done here. Accordingly, there were no "flaws" in my experimental design.

25. Dr. Olson has not refuted the actual evidence I presented "of differences in gene expression and in ability to differentiate" between the claimed cells and the control cells (by, for example, alleging that such differences between did not exist). *See* Declaration, ¶ 8. Instead, Dr. Olson simply provided his own conjecture for those differences.

## ADDITIONAL EVIDENCE OF BENEFITS OF CLAIMED CELLS: THE RICORDI STUDY AND THE POTENCY ASSAY

26. Independent studies have confirmed benefits of the isolated cells claimed by the '176 Patent. Such benefits have a variety of useful applications relating to, for example, treating COVID. *See* Ricordi C, et al. Umbilical cord mesenchymal stem cells for COVID-19 acute respiratory distress syndrome: A double-blind, phase 1/2a, randomized controlled trial, *Stem Cells Translational Medicine*. 10.1002/sctm.20-0472 (the "Ricordi Study"), a true and correct copy of which is attached to Dr. Ricordi's Declaration as Exhibit 2004.

27. Specifically, I provided the cells claimed in the '176 Patent for use in the Ricordi Study, which was a randomized, doubled blind trial. *See* Ricordi et al., p. 3 ("UC-MSCs were manufactured as previously described.38 UC-MSCs were culture-expanded from a previously established and characterized master cell bank (MCB) derived from the subepithelial lining of a UC, collected from a healthy

term delivery (kindly provided by Jadi Cell and Amit Patel, M.D."); *see also id.* at 12 ("The authors wish to thank . . . Jadi Cell for providing the initial UC-MSC master cell bank (cells provided at no cost by JadiCell - US Patent # 9,803,176 B2) used in this trial[.]"). More specifically, the cells were created using the same method described above and in the 2017 Declaration, and also had the same marker characteristics as described in at least claim 1 of the '176 Patent.

28. Notably, the Study concluded that the "results do provide preliminary evidence of a remarkable effect, which substantiates the need for further investigation in a larger, stratified, and adjusted clinical trial." Ricordi Study at 11. Dr. Ricordi, the principal investigator of the Study, has provided his own separate declaration explaining in more detail the remarkable effect of the isolated cells claimed by the '176 Patent.

## THE '176 PATENT'S LICENSEES AND OTHERS THAT UNDERSTAND THE BENEFITS OF THE CLAIMED CELLS

29. Others in the industry almost-immediately appreciated the potentially-remarkable effects of the isolated cells claimed by the '176 Patent. For example, even before it issued, one company that learned of the patent application (that matured into the '176 Patent), and the associated technology, offered to purchase Jadi Cell, LLC ("Jadi Cell") for 15 million dollars. At that time, the only patent or patent application Jadi Cell owned was the aforementioned application that matured into the '176 Patent.

30. Since issuance of the ’176 Patent, Jadi Cell has licensed it to several entities to use in other beneficial applications. Such licenses were not the result of litigation or threats of litigation, but rather the product of voluntary synergistic collaborations with the aim of relieving suffering.

31. One licensee, Therapeutic Solutions International, Inc. (“TSOI”), initially licensed the ’176 Patent to use the claimed technology to treat military veterans with chronic traumatic encephalopathy (CTE) injuries. *See* TSOI Quarterly Report, a true and correct copy of which is attached hereto as Exhibit 2013, p. 8 https://sec.report/Document/0001493152-21-029533/form10-q.htm (last visited January 1, 2022) (“TSOI recently obtained exclusive rights to a patented adult stem cell for development of therapeutics in the area of . . . [CTE] and traumatic brain injury (TBI) and Lung Pathology (LP).”).

32. In a public report, TSOI indicted that the claimed cells outperformed other stem cells. *Id.*

33. The licensed stem cell referred to the isolated cells claimed by the ’176 Patent. This was noted by an online Microcapdaily article from last August: “TSOI licensed the Jadi Cell universal donor adult stem cell back in 2018, as covered by U.S. Patent No.: 9,801,176 B2 for use in . . . [CTE and TBI].” Microcapdaily, Boe Rimes, August 20, 2021 “Therapeutic Solutions International Inc (OTCMKTS: TSOI) Major Breakout as Biotech Sleeper Files

Emergency Use Authorization (EUA) earlier this week to the FDA for JadiCells," https://microcapdaily.com/therapeutic-solutions-international-inc-otcmkts-tsoi-major-breakout-as-biotech-sleeper-files-emergency-use-authorization-eua-earlier-this-week-to-the-fda-for-jadicells/ (last visited January 21, 2022), a true and correct copy of which is attached hereto as Exhibit 2014.

34. That article also confirmed the benefits of the isolated cells of the '176 Patent including higher levels of therapeutic factors compared to other stem cells.

35. TSOI's license allowed it to make the isolated cells claimed by the '176 Patent available to treat a limited number of patients. Specifically, as reported by Microcapdaily last August, TSOI "initiated the preparation for filing an Emergency Use Authorization (EUA) . . . to the FDA for JadiCells™ in treatment of COVID-19 associated lung injury." *Id.*

36. The Microcapdaily article noted that TSOI's EUA would likely be approved in part due to the Ricordi Study's "published double blind FDA clinical trial," and also because "[o]n August 5th, 2021, the FDA granted clearance for initiation of a Phase III pivotal trial using JadiCells to treat COVID-19." *Id.*

37. Months later, Businesswire reported TSOI's "successful treatment of 15 patients under the Right to Try law with Company's universal donor

JadiCell$^{TM}$ adult stem cell product." December 30, 2021, Business Wire, "Therapeutic Solutions International Successfully Treats "No Option" Patients with its JadiCell™ Stem Cell Therapy While Advancing Preparations for Phase III COVID-19 Clinical Trial," https://www.biospace.com/article/releases/therapeutic-solutions-international-successfully-treats-no-option-patients-with-its-jadicell-stem-cell-therapy-while-advancing-preparations-for-phase-iii-covid-19-clinical-trial/ (last visited January 21, 2022), a true and correct copy of which is attached hereto as Exhibit 2015. Specifically, the article noted twelve "COVID-19 patients who overwent a profound recovery despite advanced stage of disease," and three "retired Navy SEALS, had a significant decrease in biomarkers associated with [CTE]. . . as well as psychological improvement at the two month follow up." *Id.* The article concluded with the following statement from TSOI's Chief Medical Officer: "[w]e have literally saved lives with Jadi Cell and believe in making the treatment available as soon as possible under appropriate conditions." *Id.*

38. Accordingly, TSOI's success treating patients has been directly attributed to the isolated cells claimed by the '176 Patent, or that the licensees know that the claimed cells have significant advantages over other cells.

39. Jadi Cell has also licensed its '176 Patent to ImmCelz Inc. ("Celz") to create treatments for stroke and diabetes (by applying the secreted product from the cells to patients' own white blood/T- cells). *See* SEC Registration Statement for ImmCelz, p. 25, Amendment 3 to Form S-1/A, a true and correct copy of which is attached hereto as Exhibit 2016 ("The particular immune cells we use for ImmCelzTM are 'JadiCellsTM' which were developed by Amit Patel, one of our of our directors. Pursuant to a license agreement we entered into with Jadi Cell LLC, which is owned and controlled by Dr. Patel, we have been granted the right to exploit Jadi Cell's patent rights (including U.S. Patent Number 9,803,176 and similar patents issued by other countries) and proprietary know how in connection with the enhancement of autologous cells.").

40. These TSOI and CELZ licenses have produced substantial royalties and other monetary compensation.

41. Others have also financially shown their optimism for therapies using the claimed cells by, for example, generously donating to fund the Ricordi Study, including North America's Building Trade Unions (NABTU), The Cure Alliance, the Diabetes Research Institute Foundation (DRIF), the Barilla Group and Family, the Fondazione Silvio Tronchetti Provera, the Simkins Family Foundation, and Ugo Colombo. *See* Ricordi Study, p. 11.

42. The possibility of the cells becoming available to patients is similarly exciting to me as a physician responsible for daily treatment of SARS-CoV-2/ARDS patients. The mortality rates for such patients becomes very high once they require ventilators (normally higher than 50%). There are no currently-available alternative treatments (other than a life support system) for patients at that stage. Patients that qualify to use such ventilators must normally depend on such machines for 3-4 weeks.

43. Despite the encouraging results of the Ricordi Study, Phase III approval, and TSOI's success using the claimed cells to treat patients, the filing of Restem's IPR Petition and resulting delay to the Phase III study is likely causing more people's lives to be lost due to lack of access to this needed treatment.

44. Fortunately, my son has not yet needed to be infused with the claimed cells, although he has come close a few times. However, I have been pleased to see other kids with similar autoimmune deficiencies benefit from periodic injections of biologics containing the claimed cells. I look forward to these treatments becoming more widely available, as soon as possible.

45. I declare that all statements made herein of my knowledge are true, and that all statements made on information and belief are believed to be true, and that these statements were made with the knowledge that willful false

statements and the like so made are punishable by fine or imprisonment, or both, under Section 1001 of Title 18 of the United States Code.

Dated this 29th day of January, 2022

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Dr. Amit Patel